SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549-1004





                                    FORM 8-K
                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



          Date of Report
(Date of earliest event reported) June 16, 2003
                                  -------------




                           GENERAL MOTORS CORPORATION
              -----------------------------------------------------
             (Exact name of registrant as specified in its charter)




      STATE OF DELAWARE                 1-143                 38-0572515
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(State or other jurisdiction   (Commission File Number)   (I.R.S. Employer
 of incorporation)                                        Identification No.)




   300 Renaissance Center, Detroit, Michigan                 48265-3000
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  (Address of principal executive offices)                   (Zip Code)







Registrant's telephone number, including area code       (313)-556-5000
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ITEM 5.  OTHER EVENTS

General Motors Corporation (GM) renewed its 5- year facility on June 16, 2003. The facility provides GM with full access to a $5.6 billion line of credit with a syndicate of banks. The facility is committed through June 16, 2008.

Effective June 16, 2003, General Motors Acceptance Corporation (GMAC) renewed its syndicated credit facilities, including the liquidity facility for GMAC's asset-backed commercial paper conduit, NCAT. These facilities provide GMAC "back-up" liquidity and represent additional sources of funding. The following summarizes the modifications to the facilities, which are more fully described in GMAC's Annual Report on Form 10-K:

364-Day Facility - The GMAC facility was increased from $1.543 billion to $4.15 billion, expiring June 14, 2004. The facility continues to include a term loan option, which, if exercised by GMAC upon expiration, carries a one-year term. The facility also provides GMAC the discretionary option to transfer up to $2.9 billion of the $4.15 billion total commitment to the NCAT liquidity facility. The 364-day facility contains a leverage covenant that restricts the ratio of GMAC's consolidated debt to total stockholder's equity to no greater than 11:1. In connection with the renewal, the leverage covenant calculation was modified to exclude from debt those securitization transactions that are accounted for on-balance sheet.

5-Year Facility - The 5-year GMAC facility was decreased from $7.35 billion to $4.35 billion, and extended two years, expiring June 16, 2008. This facility is also subject to the aforementioned leverage covenant.

NCAT Liquidity Facility - GMAC is the administrator for New Center Asset Trust
(NCAT), a non-consolidated asset-backed commercial paper conduit. The NCAT liquidity facility was increased from $18.107 billion to $19.25 billion, expiring June 14, 2004.


                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            GENERAL MOTORS CORPORATION
                                            --------------------------
                                                    (Registrant)
Date    June 19, 2003
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                                       By
                                            /s/Peter R. Bible
                                            --------------------------
                                            (Peter R. Bible,
                                             Chief Accounting Officer)